UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2016

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11504	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (201) 808-8400

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.	Results of Operations and Financial Condition.

On November 29, 2016, Champions Oncology, Inc. (the “Company”) issued a press release regarding the Company’s unaudited financial results for its fiscal quarter ended October 31, 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information contained under Item 2.02 in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on or about January 31, 2017 Joel Ackerman, our current CEO, will become Chairman of the Board of Directors and Dr. David Sidransky, the founder of the Company and current Chairman of the Board of Directors, will assume the role of lead director. Dr. Ronnie Morris, current President of the Company, will assume the role of CEO.

In addition, Dr. Philip Breitfeld, a recent addition to the Company’s Board of Directors, will assume the position of Chief Strategic and Innovation Officer of the Company. Dr. Breitfeld, a medical oncologist, has over 30 years of experience in oncology research and drug development. He has held positions as Senior Medical Director and Head of Global Clinical Oncology Development Unit at Merck KGaA and as Associate Chief Medical Officer at Biocryst. Most recently he was Global Vice President at Quintiles, responsible for the Therapeutic Center of Excellence. This change is anticipated to occur during December 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is filed herewith:

Exhibit No.

99.1	Press Release dated November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: November 29, 2016	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer